ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as "Escrow Agreement") is dated as of January 8, 2021, among Legacyhub Multifamily Reit I, LLC, a Delaware Corporation (hereinafter referred to as "Company") and The Kingdom Trust Company, a South Dakota Corporation, located at 4300 S. Louise Avenue, Suite 104, Sioux Falls, SD 57106, as escrow agent (hereinafter referred to as "Escrow Agent" or “Kingdom”).

RECITALS

WHEREAS, Company operates and supervises an internet-based trading platform for interests in securiiies, private placements, direct participation programs, limited partnerships and other private securities collectively referred to as “Securities”; and

WHEREAS, Company seeks a trust company to provide escrow services for the transactions effected on the Trading Platform; and.

WHEREAS, Kingdom is in the business of providing such Escrow services; and

WHEREAS, Company and Kingdom have discussed a relationship whereby Kingdom will serve as the Escrow firm for Trading Platform: and

WHEREAS, Company and Kingdom desire to reduce their agreement to writing; and

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Appointment of Escrow Agent; Deposits of Cash

a.The Company hereby appoints Kingdom as its Escrow Agent and custodian to hold and disburse the consideration deposited (“Funds”) with the Escrow Agent pursuant to the terms of this Escrow Agreement. To affect this appointment, Kingdom will establish an account entitled Legacyhub Multifamily Reit I, LLC Character constraints within Kingdom’s trust accounting program may cause the Account Title to be abbreviated as KTC Special Escrow Acct FEBO Legacyhub Miltifamily REIT I, LLC Customers which abbreviation may appear on the account statement. All checks payable to Kingdom Trust shall be made payable to Kingdom Trust Escrow Agent or Kingdom Trust Escrow

Agent FBO [Company Name/Unique Trade Number].

b.Kingdom will serve as the Escrow firm for the transactions initiated by Trading Platform and supervised by the Compacy. Company shall locate either the buyer or the seller, or shall locate both buyer and seller in a transaction. Company and Trading Platform shall establish the Escrow Account with Escrow Agent and shall take whatever steps are necessary to assure that all funds necessary to consummate the transaction are deposited into the Escrow Account.

c.Company will deliver notification of a successful transfer to Kingdom. Kingdom will close the transaction based upon the closing statement from Company delivering the purchase price to seller and disbursing fees as set forth on the closing statement provide by Company.

d.It is understood and agreed between the parties that Kingdom’s client in this matter is Company and Kingdom will perform all necessary Anti-Money Laundering and Know-Your-Customer due diligence with regard to Company. It is further understood and agreed that by signing this Agreement, Company hereby asserts and attests that Company is doing all required due diligence, including but not necessarily limited to both AML and KYC on the entities and individuals utilizing its platform and will provide documentary evidence of the same to Kingdom upon request.

e.Escrow Agent shall disburse funds, once they have cleared the payor bank, and pay by check to the name and address that the Company or Trading Platform directs in a written notice. The payee must match the registration provided on the confirmation supplied at deposit, or additional documentation signed by the buyer or seller must be provided authorizing the change in payee. If for reasons determined solely by the Broker-Dealer, and in no event by the Escrow Agent, a Trade is disallowed, Escrow Agent will return funds to the paying Client, per written instructions from Company or Trading Platform..

2.Trading Platform. The Company Company and Trading Platform have implemented an on-line technology for trading securities on which prospective sellers of Securities interests may post their interests for sale. Prospective purchasers will post bids for the interests to the trading platform. A purchase and sale confirmation will be issued to buyer and seller at the conclusion of a successful match. Notification of a successful match will be sent to Kingdom by Company. The funds will include funds sufficient to cover the cost of the sale and purchase as well as the escrow and processing fees associated with the sale and purchase. Kingdom will maintain the escrowed funds in an FDIC-insured account at a financial institution of its choosing.

3.Purpose of Escrow Funds. The Company acknowledges and agrees that the purpose of the Escrow Agreement is to hold and safeguard the Funds pending the Closing of the transaction by the Company pursuant to the closing statement.

4.Investmevts; Disposition of Income. The Escrow Agent shall place the Escrow Funds in a separate non-interest bearing account as directed in writing by the Company.

5.Concerning the Escrow Agent.

a.a. This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement by or among the parties hereto except this Escrow Agreement.

b.Escrow Agent shall have no responsibility for determining the identity or authority of the signer(s) of, or the authenticity of the signature(s) found of any document containing an escrow instruction. Company hereby warrants that all signatures found on all documents delivered to Escrow Agent in connection with in escrow, including but not limited to escrow instructions are genuine, authorized, complete and valid. Escrow Agent shall rely on that warranty in acting on escrow instructions delivered to it.

c.The Escrow Agent acts as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited under this Escrow Agreement. The Escrow Agent makes no representation whatsoever as to the compliance of the transaction with any applicable state or federal laws, regulations, or rulings. The Escrow Agent has not made, nor will make, any representation regarding the Offering or the Company. Further, the Escrow Agent shall not be responsible for any representations or warranties made by the Company or Trading Platform concerning the transaction, Company or Trading Platform. Furthermore, the Escrow Agent shall not be responsible for the application or use of any funds released from the Escrow Account pursuant to this Escrow Agreement.

d.Except as expressly provided in this Escrow Agreement, the Escrow Agent shall be entitled to act entirely on the basis of written instructions received from the Trading Platform or Company and shall have no independent duty of inquiry regarding the basis for such instructions.

e.The Escrow Agent shall not be liable, except for its own gross negligence, willful misconduct or breach of this Escrow Agreement, and, except with respect to claims based upon such gross negligence, willful misconduct or breach of this Escrow Agreement, that are successfully asserted against the Escrow Agent, Company shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement..

f.The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement is connection with the provisions hereof, has been duly authorized to do so.

g.The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any action constituting gross negligence, willful misconduct or a breach of this Escrow Agreement.

h.The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Funds deposited hereunder. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriame W-9 forms for tax identification number certification or nonresident alien certifications. This Section 5(f) and Section 5(c) shall survive notwithstandidg any termination of this Escrow Agreement or the resignation of the Escrow Agent.

i.The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents ok instrument held by or delivered to it.

j.The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

k.The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Funds to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction..

l.The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof..

m.In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Funds until the Escrow Agent shall have received

i.a final non-appealable order of a court of competent jurisdiction directing delivery of the Funds or

ii.a written agreement executed by the other party[ies] hereto directing delivery of the Funds, in which event the Escrow Agent shall disburse the Funds in accordance with such order or agreement. Any court order referred to in clause (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

n.Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows::

i.That it shall be under no obligation to act, except as and to the extent directed under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

ii.That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with Clerk of the Court of Calloway County, State of Kentucky, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 5(c) above.

o.The Company agrees to pay the Escrow Agent as compensation for the services of the Escrow Agent described herein, as set forth in numbered paragraph 6 relow. In addition, the Company agrees to pay all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel) agreed to by the parties herein.

p.No printed or other material in any language (including, without limitation, Offerings, notices, reports and promotional materials) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by any other party hereto or on such party's behalf unless the Escrow Agent shall first have given its specific written consent to such mention(s), which consent shall not be unreasonably withheld or delayed.

6.Compensation. . In return for its Escrow services, Kingdom shall receive an annual account servicing fee of $1,500.00. This will be invoiced directly to the Company. Kingdom shall be entitled to a flat $50 fee per each transaction sent out of the escrow account. The Company will either send ACHs or wires to Kingdom for processing and Kingdom will make disbursements via ACH information provided by the Company or via paper check if and only if requested by Company. Kingdom shall also be entitled to charge a return check or return wire fee of Fifty Dollars ($50.00) and a special handling fee equal to Seventy-five ($75.00) for services including overnight delivery, expedited processing and other transaction-related expenses. All fees for completed transactions shall be paid to Kingdom by Company and shall not be paid from the funds it holds for each transaction.

Should a transaction be cancelled after Kingdom commences its work as defined in this agreement, Kingdom shall be entitled to its minimum fee of Fifty Dollars ($50.00). Should a transaction be cancelled by the Purchaser, Kingdom shall deduct its minimum fee from the funds it holds in escrow for the transaction. In the event that the transactions is cancelled by the Seller, Kingdoms minimum fee will be paid by Company.

7.Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to the Company:

Legacyhub Miltifamily REIT I, LLC

c/o Akintoye Akinyemi

539 W. Commerce St #2385

Dallas, TX 75208

361.688.5217

yemitoye@gmail.com

If to the Escrow Agent:

The Kingdom Trust Company

c/o Jason Anderson

1105 State Route 121 Bypass North, Suite B

Mlrray, Kentucky 42071

Telephone: (270) 226-1000

Facsimile: (270) 226-1001

8.Waivers and Amendments. This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the Company and the Escrow Agent.

9.Counterparts; Facsimile Signatuues. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.

10. Governing Law; Severability; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect. Any cause of action or claim for damages brought related to this Agreement shall be filed in the courts of Minnehaha County, South Dakota and all parties hereto submit and consent to the jurisdiction and venue of such Courts.

11. Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except as provided in this Agreement or by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

12. Termination. This Escrow Agreement shall terminate upon the complete distribution of the Funds in accordance with the terms hereof (the " Termination Date "). Notwithstanding the foregoing, the Company may extend the Termination Date by delivering a written notice to that effect to the Escrow Agent at least two business days prior to the Termination Date, in which event this Agreement shall terminate on the date specified in such notice. If any Funds are subject to a dispute under Section 5(l), this Escrow Agreement shall remain in full force and effect until such dispute is resolved in accordance with such Section 5(l).

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

THE COMPANY:

Legacyhub Multifamily REIT I, LLC

Akinyemi Akintoye Date: 2021.01.11 22:36:58 -08'00'
By:	Digitally signed by Akinyemi Akintoye

Akintoye Akinyemi,
CEO

THE ESCROW AGENT:

The Kingdom Trust Company

By:_________________________________

Jason Anderson

President